Exhibit 3.2

                                    Delaware
                                 ---------------
                                 The First State


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

         "BTHC XIV, LLC" , A TEXAS LIMITED LIABILITY COMPANY,

         WITH AND INTO "BTHC XIV, INC . "UNDER THE NAME OF "BTHC XIV, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, , AS RECEIVED AND FILED IN THIS OFFICE THE SIXTEENTH DAY OF AUGUST, A. D. 2006, AT 4:00 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.
























                                       Harriet Smith Windsor, Secretary of State
                                       -----------------------------------------

                              CERTIFICATE OF MERGER
                                       of
                                  BTHC XIV, LLC

                (a Texas limited liability Company) with and Into
                                  BITE XIV, INC
                            (a Delaware corporation)

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 04:00 PM 08/16/2006
                                                     FILED 04:00 PM 08/16/2006
                                                      SRV 060767644 - 4206097

Pursuant to Section 264(c) of the Delaware General Corporation Law (the "DGCL"), the undersigned corporation has executed the following Certificate of Merger:

FIRST: The two parties to the merger are BTHC XIV, Inc., a Delaware corporation that will survive the merger, and BTHC XIV, LLC, a Texas limited liability company that is being merged into BTHC XIV, Inc.

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company in accordance with Section 264(c) of the DGCL.

THIRD: The name of the sole surviving corporation is BTHC XIV, Inc.

FOURTH: The merger will be effective upon the acceptance for filing of (1) Articles of Merger with the Secretary of State of Texas, and (ii) this Certificate of Merger with the Secretary of State of Delaware.

FIFTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation, without any changes thereto by reason of the merger.

SIXTH: The executed Agreement and Plan of Merger is on file at the surviving corporation's principal place of business located at 12890 Hilltop Road, Argyle, Texas 76226. SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation upon request, without cost, to any stockholder of BTHC XIV, Inc. or member of BTHC XIV, LLC.

IN WITNESS WHEREOF, the surviving corporation has caused this certificate to be signed by an authorized officer on this 15th day of August, 2006.


                                         BTHC XIV, INC., a Delaware corporation

                                         By: /s/ Timothy P. Halter
                                            ------------------------------------
                                            Timothy P. Halter, President